FIRST AMENDMENT TO
                   ARTICLES OF INCORPORATION OF
                   CONCEPT CAPITAL CORPORATION


     Pursuant to section 16-10a-1003 of the Utah Revised Business
Corporation Act, Concept Capital Corporation (the "Corporation") hereby adopts the following First Amendment to its Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article
XIII:

                          ARTICLE XIII

               ACTION WITHOUT SHAREHOLDERS' MEETING

          Pursuant to and in accordance with the requirements of section 16-10a-704 of the Utah Revised Business Corporation Act, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, subject to the provision of such notices as may be required by section 16-10a-704 of the Utah Revised Business Corporation Act.

     2. The Articles of Incorporation of the Corporation are hereby amended by inserting the following new provision as Article
XIV:

                           ARTICLE XIV

               LIMITATION ON LIABILITY OF DIRECTORS

               A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for any action taken or failure to take any action, as a director, except (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) the intentional infliction of harm on the Corporation or the shareholders, (iii) for liability arising from any action under section 16-10a-842 of the Utah Revised Business Corporation Act as it may from time to time be amended or any successor provision thereto, or (iv) an intentional violation of criminal law.

     3. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     4. By execution of this First Amendment to Articles of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing First Amendment to Articles of Incorporation of Concept Capital Corporation, was duly authorized and adopted by the shareholders of the Corporation at special meeting held February 23, 1999, at which a total of 1,235,200 shares of the Corporation's shares of common stock were represented
in person or by proxy and of which  1,233,200  shares, or   70.5 %
of the 1,750,000 shares of the Company's common stock issued and outstanding shares on the record date, voted in favor of this Amendment and 2,000 shares voted against the Amendment.

          DATED as of the 23rd day of February, 1999.

                                   Concept Capital Corporation


                                   By /s/ Darwin H. Deakins
                                     Darwin H. Deakins, President


                                   By /s/ Herbert H. Pollock
                                     Herbert H. Pollock, Secretary




STATE OF UTAH            )
                         :ss
COUNTY OF SALT LAKE      )


     On this 1st day of March , 1999, personally appeared before me Darwin H. Deakins and Herbert H. Pollock, who being by me duly sworn did say that they are the president and secretary, respectively, of Concept Capital Corporation, a Utah corporation, that they are the persons who executed the foregoing First
Amendment to Articles of Incorporation on behalf of said corporation by authority of its board of directors and shareholders, and each duly acknowledged to me that said corporation executed the same.


                                        /s/ Connie Jacob
                                        Notary Public

                          ARTICLES OF INCORPORATION

                                     OF

                         CONCEPT CAPITAL CORPORATION

     We, the undersigned natural persons of over the age of twenty-one years, hereby associate ourselves for the purpose of forming a corporation under the Business Corporation Act of the State of Utah and do hereby adopt the following Articles of Incorporation and certify as follows:

                                  ARTICLE I

                                    NAME

     The name of the Corporation is:  CONCEPT CAPITAL CORPORATION.

                                 ARTICLE II

                                  DURATION

     The duration of this Corporation is to be perpetual.

                                 ARTICLE III

                                   PURPOSE

     Section 1. The purposes for which this Corporation is organized are as follows: To carry on a general investment and management consultant and advisory business relating to investments and the operation of businesses, plants, properties, and real and personal property of every kind, in the United States and foreign countries, subject to the applicable laws thereof. To maintain executive and operating personnel for the purpose of consulting with and advising others in all matters relating to investments and the management and operation of businesses and other properties of every kind.
To furnish business investment and management plans and programs, to formulate policies, and generally to advise and assist others, under contract or otherwise, in the management of their businesses, plants, properties, and investments. To buy and sell projects and developments on its own behalf and on behalf of others in connection with the operation, management, and development of individual corporate businesses. To conduct research and to investigate businesses and enterprises of every kind and description throughout the world in order to secure information and data for capital investment, both for its own account and as agent for others. To engage in capital ventures and business enterprises of every kind and description, whether as a promoter, partner, member, or associate, or as a manager of other such enterprises.

     To engage in consultant and advisory work in connection with the organization, financing, management, operation, and reorganization of industrial and commercial enterprises. To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to contract or arrange with any corporation, association, partnership, or individual for the management, conduct, operation, and supervision of all kinds of investments and businesses. To advertise, promote, merchandise, and otherwise purvey the services authorized herein; to negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm, or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms or corporations engaged in like or similar activities; and generally to exploit the services and objects of the Corporation by all lawful means.

     This Corporation shall have the power to directly, or through subsidiaries or related corporations, associations or joint ventures to provide services, products and equipment of all kinds and nature to financial institutions or corporations dealing in financial affairs, and shall have the power to act as a partner, either limited or general, and to purchase, own and hold stock of other corporations and do every act and thing desirable or necessary to direct the operations of other corporations through ownership of stock therein and to issue and exchange for capital stock or assets of other corporations, its capital stock, bonds, notes, debentures in such form and with such terms and conditions as the corporation may deem desirable, and to subscribe for, purchase or otherwise acquire, underwrite or obtain interest in, own, hold, pledge, hypothecate all securities of whatsoever kind or nature of any government, state, territory, corporation, associations, partnership, firm, trustee, syndicate, individual or otherwise regardless of where located and under whose jurisdiction created and the corporation shall have the power to act as guaranty or surety for any person, firm or corporation.

     Section 2. This Corporation shall have the powers conferred upon the corporation by the Business Corporation Act of the State of Utah.

                                 ARTICLE IV

                                    STOCK

     The aggregate number of shares which this Corporation shall have the authority to issue is 50,000,000 shares, $0.001 par value.

                                  ARTICLE V

                          COMMENCEMENT OF BUSINESS

     This Corporation will not commence business until at least $1,000 has been received as consideration for the issuance of shares.

                                 ARTICLE VI

                          PREEMPTIVE RIGHTS DENIED

     No holder of any of the shares now or hereafter issued by the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of the unissued shares. Any new shares and such securities convertible into shares may be issued, allotted, and dispensed of to such person, firms, corporations, or associations and for such lawful consideration and upon such terms as the Board of Directors may deem advisable and for the best interest of the Corporation.

                                 ARTICLE VII

                              INTERNAL AFFAIRS
     Section 1. Meetings of Shareholders and Directors. Meetings of the shareholders and directors of this Corporation may be held within or without the State of Utah at such place or places as may from time to time be designated in the Code of By-laws or by resolution of the Board of Directors.

     Section 2. Code of By-Laws. The initial Code of by-laws of the Corporation shall be adopted by its Board of Directors. The power to amend or repeal the By-Laws or adopt a new Code of By-Laws shall be in the Board of Directors, but the affirmative vote of two-thirds (2/3) of the directors shall be necessary to exercise that power. The Code of By-Laws may contain any provisions for the regulation and management of this Corporation which are consistent with the Act and these Articles of Incorporation.

                                ARTICLE VIII

                              REGISTERED AGENT

     The name the initial registered agent of this Corporation at that address is Patricia L. Flandro-Gray.

     The address of the initial registered office of the Corporation is 376 East 400 South, Suite 300, Salt Lake City, Utah 84111-2994.

                                 ARTICLE IX

                             BOARD OF DIRECTORS

     The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are to serve as Directors until their first annual meeting of the shareholders or until their successors be elected and qualified are as follows:

     Patricia L. Flandro-Gray    376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

     Nancy Mudrow                376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

     Janis Sears                 376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

                                  ARTICLE X

                        INDEMNIFICATION OF DIRECTORS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of a stockholder, or otherwise.

                                 ARTICLE XI

              CONTRACTS WITH INTERESTED DIRECTORS OR OFFICERS

     No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way or be invalidated or otherwise affected by the fact that any one or more of the Directors of the Corporation are primarily or otherwise interested in, or are directors or officers of such other corporation. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of the Corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party so interested shall be disclosed or shall have been known to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in a case described in this paragraph, any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction.

                                 ARTICLE XII

                                INCORPORATORS

     The name and addresses of the Incorporators of this Corporation are as follows:

     Patricia L. Flandro-Gray    376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

     Nancy Mudrow                376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

     Janis Sears                 376 East 400 South, Suite 300
                                 Salt Lake City, Utah 84111

     IN WITNESS WHEREOF, the undersigned, being the incorporators, executed these Articles of Incorporation and certify as to the truth of the facts herein stated this 21 day of May, 1985.


                                    /s/ Patricia L. Flandro-Gray
                                    PATRICIA L. FLANDRO-GRAY

                                    /s/ Nancy Mudrow
                                    NANCY MUDROW

                                    /s/ Janis Sears
                                    JANIS SEARS


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

     We, the undersigned, being first duly sworn on oath, depose and say:
That we are the Incorporators hereinbefore named; that we have read the foregoing Articles of Incorporation and know the contents thereof and that the same are true of our own knowledge except as to matters therein stated upon information and belief; and as those, we believe them to be true.

                                    /s/ Patricia L. Flandro-Gray
                                    PATRICIA L. FLANDRO-GRAY

                                    /s/ Nancy Mudrow
                                    NANCY MUDROW

                                    /s/ Janis Sears
                                    JANIS SEARS

     SUBSCRIBED AND SWORN to before me this 21 day of May, 1985.


                                    /s/

                                   NOTARY PUBLIC
                                   Residing at SLC, UT
My Commission Expires:

           9/30/87